CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-51328, 333-67645, 333-79983, and 333-47205) of
CCC Information Services Group, Inc. of our report dated January 30, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

Chicago,  Illinois
March  6,  2003